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                                                                      EXHIBIT 99

                              SAUL CENTERS, INC.

                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                              AUTHORIZATION FORM

     STEP # 1:   If you wish to enroll your stock dividend, partnership
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distribution, or both in the Plan, you must check one or both of the boxes below and then proceed to Steps 2 and 3, as appropriate. By checking one or both boxes, you also consent to the statement in the paragraph below. If you do not wish to enroll any dividends or distributions in the Plan, do not check either box and discard this Authorization Form.

     [_] Common Stock holders: I hereby enroll in the Plan the dividends on my shares of Common Stock as designated below in Step # 2.

     [_] Partnership Interest holders: I hereby enroll in the Plan the cash distributions on my Partnership Interest as designated below in Step # 3.

     Pursuant to the Dividend Reinvestment and Stock Purchase Plan of Saul Centers, Inc. (the "Plan"), I hereby authorize Saul Centers, Inc. (the "Company") to appoint First Chicago Trust Company of New York as my agent to receive any cash dividends and/or cash partnership distributions that hereafter become payable to me on the shares of Common Stock and/or the Partnership Interest as specifically designated below. I further authorize First Chicago Trust Company of New York to apply such dividends and/or partnership distributions to the purchase of full shares and fractional interests in shares of the Company's Common Stock, as set forth below. Capitalized terms not otherwise defined in this form shall have the same meaning as in the Plan.

     STEP # 2:   If you have elected to enroll your Common Stock, please select
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one of the following boxes:

     [_]  Full Dividend Reinvestment. I authorize the automatic investment of
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all the cash dividends on all the shares of Common Stock registered in my name to purchase Common Stock.

     [_]  Partial Dividend Reinvestment. I authorize the automatic investment of
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all the cash dividends on the following shares of Common Stock registered in my name to purchase Common Stock: Please type or print legibly the Common Stock identification number(s) found on the upper left hand corner of your stock certificate for the shares you wish to enroll in the Plan.

     STEP #3:  If you have elected to enroll your Partnership Interest, please
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select one of the following boxes:
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     [_]  Full Distribution Investment.  I authorize the automatic investment of
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all the cash distributions on the Partnership Interest registered in my name to purchase Common Stock.

     [_]  Partial Distribution Investment.  I authorize the automatic investment
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____% of the cash distributions on the Partnership Interest registered in my name to purchase Common Stock.

     I understand that, if I select one or both of the investment options, all cash dividends paid on the whole or fractional shares of Common Stock purchased pursuant to the Plan will be reinvested automatically to purchase additional Common Stock.

     I further understand that the purchases authorized above will be made under the terms and conditions of the Plan and that I may revoke this authorization at any time by notifying First Chicago Trust Company of New York, in writing, of my desire to terminate my participation.


RETURN THIS FORM ONLY IF YOU
WISH TO PARTICIPATE IN THE PLAN


_______________________________________         ______________________________
Please Print Name (s) as Shown on               Signature (s)
Stock Certificate or on Exhibit A
to the Agreement of Limited Partnership
of Saul Holdings Limited Partnership



_______________________________________         ______________________________
Address                                         Signature (s)



______________________________________          _______     __________________
City         State         Zip                  Date        Social Security or
                                                            Tax Identification
                                                            Number